UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On February 17, 2006, the Compensation Committee of the Board of Directors of Cohen & Steers, Inc. (the “Company”) determined that the performance goal to be used under the Company’s 2004 Annual Incentive Plan (the “Annual Bonus Plan”) for 2006 would be based upon the Company’s 2006 pre-incentive and pre-tax operating income, excluding adjustments for extraordinary items (“Adjusted Profit”). The Annual Bonus Plan is the plan pursuant to which the Company pays bonuses to officers and other Company employees, including the Company’s most highly paid executive officers. Bonuses that may become payable under the Annual Bonus Plan are paid following the end of the year in respect of which they were earned.

Consistent with the Company’s practice since its initial public offering in 2004, for 2006 a maximum percentage of Adjusted Profit was authorized under the Annual Bonus Plan to be allocated to each of the Company’s most highly compensated executive officers. Under the Annual Bonus Plan, no participant may be paid a bonus in excess of $5 million and the Annual Bonus Plan provides the Compensation Committee with the discretion to eliminate or reduce (but not increase) an executive officer’s bonus that otherwise would have been payable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: February 17, 2006	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Chief Financial Officer